EXHIBIT 23.1

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2000 (except with respect to Note 12, as to which the date is March 1, 2000), included in Ameristar Casinos, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 and to all references to our firm included in this Registration Statement.



ARTHUR ANDERSEN LLP

Las Vegas, Nevada
March 30, 2000